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                                                                    Exhibit 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-   ) pertaining to the FMC 1997 Compensation Plan for Non-Employee
Directors of our report dated January 15, 1997, with respect to the financial statements of United Defense, L. P. included in FMC Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                       /S/ Ernst & Young LLP

Washington, D.C.
March 25, 1997